Exhibit 10.2
Execution Version
RESTRICTIVE COVENANT & JOINDER AGREEMENT
THIS RESTRICTIVE COVENANT & JOINDER AGREEMENT (this “Agreement”), dated as of July 21, 2026, is entered into by and among The Vita Coco Company, Inc., a Delaware public benefit corporation (“Parent”), Pinkco Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Copra, Inc., a Delaware corporation (the “Company”), [●] (the “Founder Entity”) and [●], an individual (the “Founder” and, together with the Founder Entity, the “Founder Parties”). The Founder Entity is controlled by the Founder and is a record holder of equity of the Company. The Founder does not directly hold any equity of the Company but is the indirect beneficial owner of the Company equity held by the Founder Entity. References in this Agreement to the “Founder” shall, unless the context otherwise requires, be deemed to include the Founder Entity, and the obligations of the Founder hereunder shall apply jointly and severally to the Founder and the Founder Entity.
WHEREAS, substantially concurrently with the execution of this Agreement, Parent, Merger Sub, the Company and Shareholder Representative Services LLC, a Colorado limited liability company (the “Securityholder Representative”) are entering into an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”);
WHEREAS, the Founder Entity is a record owner of equity in the Company, and the Founder is the indirect beneficial owner of such equity of the Company through the Founder Entity; and
WHEREAS, as a condition and material inducement to entering into the Merger Agreement, Parent and Merger Sub have required that the Founder and Founder Entity enter into this Agreement and, in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Founder and Founder Entity are willing to enter into this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.
2.Merger Agreement Founder Provisions.
(a)The Founder Parties agree to be bound by, and to comply with, the provisions of the Merger Agreement applicable to Effective Time Holders in the same manner as if the Founder Parties each were an original signatory to the Merger Agreement. In furtherance of the foregoing, the Founder Parties agree to be bound by the terms of Sections 6 and 7.1 of the Merger Agreement, which, for the avoidance of doubt, includes the appointment of the Securityholder Representative as such Founder Party’s agent, attorney-in-fact and representative to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by the Merger Agreement and/or the Related Agreements.
(b)    In connection with the foregoing Section 2(a), and pursuant to Section 6 of the Merger Agreement, and subject to the limitations of liability therein, each Founder Party shall compensate, reimburse, indemnify, and hold harmless Parent for any Damages with respect to which Parent is entitled to receive indemnification pursuant to the terms of Section 6 of the Merger Agreement. Each Founder Party acknowledges and agrees that the provisions of the Merger Agreement, including any limitation of liability therein, will govern any claims for indemnification brought pursuant to this Section 2.

3.Restrictive Covenants. The Parties agree that an amount equal to $50,000 will be allocated to the restrictive covenants. Notwithstanding the foregoing, (A) the Purchase Price Allocation will not affect the enforceability of any restrictive covenant, which the parties intend to be enforceable in accordance with its terms, and (B) the Purchase Price Allocation will not be an indication of Damages to which Parent will be entitled in the event of a breach of any such restrictive covenant.
(a)    Confidentiality. From and after the Closing, but conditioned upon the Closing, except as otherwise permitted by this Agreement or with the consent of the Company or the Parent (such consent not to be unreasonably withheld, conditioned, or delayed), the Founder shall not, and shall direct its representatives, agents, employees, directors, officers, and other persons controlled by the Founder and any Affiliates, not to, directly or indirectly, use, exploit, or disclose, reveal, divulge or communicate to any Person, any Confidential Information (as defined below) provided that the Founder may disclose Confidential Information (A) to its legal, financial, and tax advisors who (i) have a reasonable need to know such information and (ii) are bound by confidentiality obligations at least as protective as those set forth in this Section 3(a); (B) to its direct and indirect investors, limited partners, members, co-investors, prospective investors, financing sources, and their respective representatives and advisors, in each case who have a reasonable need to know such information and are bound by confidentiality obligations at least as protective as those set forth in this Section 3(a) (or customary confidentiality obligations in the case of limited partners and investors); (C) in connection with customary fund reporting, portfolio monitoring, and regulatory compliance obligations of the Founder or its Affiliates, provided that such disclosures are made in the aggregate or on a de-identified basis to the extent reasonably practicable; and (D), except as may be required in the course of the Founder’s performance of its duties for Parent or the Company. The Founder shall not have any obligation to keep confidential (or cause its Representatives and Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law; provided, however, that in the event disclosure is required by applicable Law, the Founder shall, to the extent possible and legally permissible, provide Parent and the Company with prompt written notice of such requirement prior to making any disclosure so that Parent may seek an appropriate protective order provided further that (x) Parent shall bear all costs and expenses incurred in seeking any such protective order, and (y) the Founder shall not be required to delay any disclosure beyond the date required by applicable Law or any applicable Governmental Body. For purposes of this Agreement, “Confidential Information” means any information with respect to Parent, the Company or any of their respective Affiliates or Subsidiaries (collectively, the “Parent Group”), the terms of any agreements to which any of the foregoing is a party, and other information regarding the business of the Parent Group, including any information regarding its clients, customers, suppliers, vendors, distributors, resellers, licensees, licensors, methods of operation, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, competitors, markets or other specialized information or proprietary matters prior to the Closing Date. “Confidential Information” does not include information that (i) is generally available to the public on the date of this Agreement; (ii) was publicly known or made generally available to the public prior to the time of disclosure by the Company to the Founder; (iii) is in the Founder’s rightful possession, without confidentiality obligations to another Person, at the time of disclosure by the Parent Group; (iv) becomes generally available to the public other than as a result of a disclosure that is prohibited hereunder; (v) is necessary to complete federal, state or local personal or corporate income Tax Returns; (vi) has been independently developed by the Founder without reference to or use of any Confidential Information; (vii) is rightfully received by the Founder from a third party who is not, to the Founder’s knowledge, subject to any obligation of confidentiality to Parent, the Company or any of their respective Affiliates or Subsidiaries (collectively, the “Parent Group”) with respect to such information; or (viii) constitutes general knowledge, skills, and experience acquired by the Founder during the Founder’s involvement with the Company, including in any capacity as an employee, officer, director, consultant, or other service provider thereof. In no event will the foregoing restrict any disclosure to the extent such restriction would result in any of the transactions contemplated by the Merger or any Related Agreement being considered a “confidential transaction” within the meaning of Treasury Regulations §1.6011-4(b)(3). At the written request of Parent or the Company, the Founder shall use commercially reasonable efforts to destroy and permanently erase any Confidential Information in the Founder’s possession or control following the Closing; provided, that the Founder shall not be required to destroy or erase any Confidential Information (A) to the extent retention thereof is required by applicable Law or the rules of any regulatory or self-regulatory authority to which the Founder is subject, (B) contained in automated electronic backup or archival systems from which it cannot reasonably be extracted, or (C) retained for the Founder’s bona fide tax, legal, or regulatory compliance purposes.
Notwithstanding anything in this Section 3 to the contrary, nothing in this Agreement shall (1) prohibit the Founder from reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity (including the Securities and Exchange Commission, the Department of Justice, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any analogous state or local agency), or making other disclosures that are protected under the whistleblower provisions of applicable federal, state, or local law or regulation, (2) require notification to or approval from Parent or the Company of any such report or disclosure, or (3) prohibit the Founder from receiving an award for information provided to the Securities and Exchange Commission or any other governmental agency. Pursuant to 18 U.S.C. § 1833(b), the Founder shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(b)    Non-Solicitation. For a period of eight (8) years from and after the Closing Date (the “Restricted Period”), the Founder shall not, and the Founder shall direct its Affiliates not to, directly or indirectly, (i) cause, solicit, induce, facilitate or encourage any employee of the Company as of the Closing to terminate such employment relationship with the Company or hire, employ or otherwise engage any such individual; provided, that the foregoing shall not prohibit the Founder or any of its Affiliates from (1) engaging in general solicitations for employees (including through the use of recruiting firms), so long as such solicitation is general in nature and does not specifically target such employees of the Company, or from hiring any person who responds to any such general solicitation without any targeted solicitation of such person, or (2) soliciting, hiring or engaging any employee whose employment with the Company has been terminated by the Company at least 180 days prior to any such solicitation, hiring or engagement; or (ii) cause, induce, facilitate or encourage any client, customer, vendor, supplier, licensee or partner of the Company (including any existing or former client, vendor, customer, supplier, licensee or partner of the Company and any Person that becomes a client, customer, vendor, supplier, licensee or partner of the Company after the date hereof) or any other Person who has a business relationship with the Company, to terminate or modify any such relationship. In addition, during the Restricted Period, the Founder shall not initiate contact with any personnel of any customer, supplier or vendor of the Company for business related purposes except on behalf of the Company or for purposes that cannot reasonably be construed as competitive with the Parent Group or against the interests of the Company.
(c)    Non-Competition. During the Restricted Period, the Founder shall not, and the Founder shall direct its Affiliates not to, without the prior written consent of Parent, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the United States or in any other state, province, country or other jurisdiction in which the Restricted Business is conducted or proposed to be conducted by the Company; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in any capacity, including as a partner, shareholder, member, lender, employee, principal, agent, trustee or consultant; or (iii) interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company or its Affiliates and any client, customer, vendor or supplier of the Company or its Affiliates (including, for the avoidance of doubt, any resellers of the Company’s products or services). Notwithstanding the foregoing, nothing in this Section 3(c) shall prohibit the Founder or any of its Affiliates from: (A) owning, directly or indirectly, solely as a passive investment, securities of any Person traded on any national securities exchange if the Founder is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own [two percent (2%)]/[five percent (5%)] or more of any class of securities of such Person; (B) maintaining any investment in any Person that is held by the Founder or any of its Affiliates as of the Closing Date, as set forth on Schedule B hereto (the “Existing Investments”), including any follow-on investments in such Persons in substantially the same form as such Existing Investments; provided, that the Founder does not, directly or indirectly, acquire operational control over any such Person; (C) engaging in any activity at the direction of, or on behalf of, Parent or any of its Affiliates in the course of the Founder’s employment with or service to the Parent Group; (D) making passive investments through any trust, family office, estate planning vehicle or other Affiliate of the Founder, where such investment is made by an independent manager, fiduciary or trustee without the Founder’s direction, involvement, or participation in the investment decision; (E) owning any interest in a diversified mutual fund, index fund, exchange-traded fund or similar pooled investment vehicle, venture capital fund, private equity fund or hedge fund, in each case, that is not focused principally on the Restricted Business, regardless of whether such fund holds securities of a Person engaged in the Restricted Business; or (F) acquiring, holding, disposing of, or exercising any rights with respect to, any equity securities of Parent or any of its Affiliates (including any shares of Parent common stock, restricted stock, stock options, or other equity-based awards received by the Founder, the Founder Entity or any of their respective Affiliates as Merger Consideration, Earnout Amounts, or pursuant to any employment, incentive, or compensatory arrangement with Parent or any of its Affiliates). For purposes of this Agreement, “Restricted Business” means the business of developing, producing, manufacturing, processing, marketing, distributing, selling, or otherwise commercializing (a) coconut water (whether from concentrate or not from concentrate), (b) beverages or other products containing coconut water as an ingredient, (c) coconut water derivatives, including coconut water concentrate, coconut water powder, dehydrated coconut water, coconut water extract, and coconut cream water, and (d)any beverage [primarily marketed as a substitute for or alternative to]/[substantially similar to or directly competitive with] the products described in clauses (a) through (c), in each case in any form, formulation, flavor, or packaging.
(d)    Non-Disparagement. The Founder agrees to refrain from making (whether written or oral) any disparaging statements about the Parent Group or any of its customers, suppliers, or distributors with whom the Founder had material contact in such Founder’s capacity as a stockholder, officer, director, or employee of the Company. Each of Parent and the Company agrees to cause their officers, directors and Affiliates, and to cause the officers and directors of their Affiliates to refrain from making (whether written or oral) any disparaging statements about the Founder. The Founder understands that the obligations of Parent and the Company under this Section 3(d) extend only to the current executive officers and members of the board of directors of the Company and [Parent, and only for so long as each officer or member is an employee or director of the Company or] Parent, respectively. Nothing in this Section 3(d) shall restrict any party hereto from (i) enforcing its rights hereunder, (ii) testifying truthfully in any Legal Proceeding, (iii) making truthful statements or providing information in response to any subpoena, request, or inquiry by a Governmental Body, (iv) exercising any rights protected under the whistleblower provisions of applicable federal, state, or local law or regulation, (v) making confidential statements to such party’s legal, financial, or tax advisors in connection with their engagement, or (vi) making truthful statements in connection with any dispute between the parties hereto.
(e)    Injunctive Relief; Essential Element. The Founder Parties, the Company and Parent acknowledge and agree that the covenants set forth in this Agreement are an essential element of the transactions contemplated by the Merger Agreement and that, but for these covenants, Parent would not enter into the Merger Agreement. The Founder Party acknowledges and agrees that the Founder Parties are receiving substantial monetary and other benefits from the closing of the transactions contemplated by the Merger Agreement in connection with the purchase of the Founder Entity’s equity holdings in the Company, and that such benefits are more than adequate consideration for the covenants provided by the Founder Parties in this Agreement. The Founder Parties further acknowledge and agree that this Agreement is being entered into in connection with the purchase of a substantial portion of the Founder Entity’s equity holdings in the Company and is not a condition of continued employment with the Parent Group. Each party hereto acknowledges and agrees that a material breach or threatened material breach of the covenants set forth in Sections 3(a), 3(b) and 3(c) of this Agreement by any party could cause irreparable harm to the other parties for which monetary damages may not be an adequate remedy and that the non-breaching party or parties would, therefore, be entitled to seek injunctive or other equitable relief from any court of competent jurisdiction to prevent or restrain any such breach or threatened breach.
(f)    Reasonable Restrictions. The Founder Parties, the Company and Parent acknowledge that the restrictions set forth in this Agreement are reasonable restrictions under the circumstances with respect to duration and scope in order to protect the goodwill and other assets of the Parent Group and are supported by adequate consideration, including the substantial benefits the Founder Parties are receiving as a result of Parent’s willingness to enter into the transactions contemplated by the Merger Agreement. It is the intention of the Founder Parties, the Company and Parent that if any of the restrictions or covenants contained in this Agreement are held to be for a length of time that is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such restrictions or covenants shall not be construed to be null, void and of no effect, but to the extent such restrictions or covenants would be valid or enforceable under applicable Law, a court of competent jurisdiction shall have the right, power and authority to modify any restriction or covenant of this Agreement as such court shall deem necessary to cause such restrictions or covenants (as modified) to be valid and enforceable under such applicable Law.
4.Release.
(a)Effective as of the Closing, but conditioned upon the Closing, to the fullest extent permitted by applicable Law, each of the Founder and the Founder Entity, on behalf of himself, herself or itself and each of his, her or its past and current Affiliates and each of their heirs, executors, estate, Representatives and permitted assigns (each a “Releasing Party”) hereby finally, unconditionally, and absolutely, releases, acquits, remises, satisfies and forever discharges (i) Parent and Merger Sub and (ii) each of the respective past and current Affiliates, subsidiaries, Representatives, heirs, executors, predecessors, successors and assigns of each of the parties listed in the foregoing clause (i) (each a “Released Party” and collectively, the “Released Parties”), from any and all actions, counterclaims, demands, debts, obligations, accounts, liabilities, Encumbrances, suits, judgments, contracts, torts, charges, actions or causes of action, whether known or unknown, mature or unmatured, absolute or contingent, now existing or hereafter arising or discovered, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, or due or to become due, at Law, in equity or otherwise, whether arising by statute or common law, in contract, in tort or otherwise, that any Releasing Party has, might have or ever had against any Released Party, in each case solely in such Releasing Party’s capacity as a direct or indirect stockholder or equity holder of the Company (whether as record holder, beneficial owner or otherwise), in connection with, arising under, as a result of or in any way relating to (A) the Merger and the transactions contemplated by the Merger Agreement, (B) the certificate of incorporation of the Company, the bylaws of the Company and any other organizational documents of the Company, (C) the business and affairs of the Parent Group, (D) Releasing Party’s relationship with the Company, including as an employee, officer or director of the Company and (E) any other claims, right or entitlement the Founder Parties may have against the Company, including, without limitation, with respect to (i) any phantom equity or equity appreciation rights and (ii) incentive equity or management incentive equity granted to the Founder Parties that has not vested in accordance with the terms of the applicable incentive equity grant agreement (collectively, “Released Claims”). For the avoidance of doubt, Released Claims shall not include (V) any claims arising out of or relating to any rights such Releasing Party has under the Merger Agreement and Related Agreements, (W) any claims arising out of or relating to any earned but unpaid compensation or benefits accrued through the date hereof, (X) any claims arising out of or relating to such Releasing Party’s employment agreements or compensation arrangements entered into on or after the date hereof, or (Y) any rights of any Releasing Party to indemnification, advancement of expenses, or coverage under the D&O Tail Policy pursuant to Section 4.2 of the Merger Agreement. Notwithstanding anything herein to the contrary, Released Claims shall not include, and nothing contained in this Agreement is intended to, nor does it, limit, impair or otherwise modify or affect (1) any obligations of any party arising under this Agreement, the Merger Agreement or any Related Agreements, (2) any right of any Releasing Party [under the Merger Agreement or any Related Agreement, including, without limitation, the right under the Merger Agreement or any Related Agreement to receive any portion of the Closing Consideration, any Earnout Amount, or any other amounts payable to such Releasing Party pursuant to the Merger Agreement or any Related Agreement, or (3) the right of any Releasing Party to assert Released Claims as defenses, counterclaims, or setoffs in any action brought against such Releasing Party by any Released Party. This release also does not release claims that cannot be released as a matter of Law. Furthermore, this release does not extend to any right that a Releasing Party may have to unemployment compensation benefits.
Without limitation of the foregoing, each Founder Party acknowledges that it has been advised to consult with legal counsel. Each Founder is familiar with the principle that a general release does not extend to claims that a Releasing Party does not know or suspect to exist in its favor at the time of executing the release. The Founder acknowledges and agrees that this general release extends to the claims that a Releasing Party does not know or suspect to exist at the time of executing the release, which, if known by him or her, would have materially affected his or her settlement with the Released Party. Each Founder Party hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the California Civil Code (or any analogous provision of the laws of any other state), which section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
In connection with such waiver, each Founder Party acknowledges that the Founder Party is aware that the Founder Party or its agents, representatives, attorneys or employees may hereafter discover claims or facts in addition to or different from those which the Founder Party now knows or believes to exist with respect to the subject matter of this release, but that it is the Founder Party’s intention to hereby fully, finally and forever settle and release all Released Claims, known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed. The Founder Party hereby waives any and all rights under any statute or common law principle in any jurisdiction that would otherwise limit the effect of this release to those claims actually known or suspected to exist at the time of the execution of this release.
(b)THE GENERAL RELEASE IN THIS SECTION 4 IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED OR PROVEN THAT ALL OR SOME OF THE CLAIMS OR DAMAGES RELEASED WERE SOLELY AND COMPLETELY CAUSED BY ANY ACTS OR OMISSIONS, WHETHER NEGLIGENT, GROSSLY NEGLIGENT, OR INTENTIONAL (BUT NOT FRAUDULENT) OF OR BY RELEASED PARTIES.
(c)Each Founder Party covenants and agrees not to sue, make, assert, or maintain, directly or indirectly, any Released Claim or to bring, request, initiate or file any suit or action regarding any Released Claim, all of which are released pursuant to this Agreement.

(d)The Founder acknowledges and agrees that the consideration the Founder is receiving pursuant to the Merger Agreement and the Related Agreements in respect of its equity in exchange for the release of Released Claims, all of which are released pursuant to this Agreement, is good and sufficient consideration and exceeds anything of value to which the Founder is already entitled.

5.Failure to Consummate the Closing. This Agreement shall be conditioned upon the Closing. In the event that the Merger Agreement terminates prior to the Closing, this Agreement shall be void ab initio.
6.Accredited Investor. The Effective Time Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act.
7.Amendment. This Agreement may be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement executed by Parent and the Founder Parties.
8.No Waiver. The failure of a party hereto to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver or deprive that party hereto of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.
9.Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Any such term or provision held invalid, illegal, or incapable of being enforced only in part or degree will remain in full force and effect to the extent not held invalid, illegal, or incapable of being enforced. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, such term or provision is hereby deemed modified to give effect to the original written intent of the parties hereto to the greatest extent consistent with being valid and enforceable under applicable Law.

10.Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by email of a PDF transmission (upon manual or electronic confirmation of delivery), or (c) one (1) Business Day after being sent to the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party hereto may designate by notice to the other parties in accordance with this Section 10):
If to Parent or Merger Sub:
111 Fifth Avenue, Second Floor
New York, NY 10003
Attention: Alison Klein, General Counsel
Email: [***]

If to the Founder Parties:
To the address set forth on the signature page hereto.
Any of the above addresses may be changed at any time by notice given as provided above.
11.Governing Law; Submission to Jurisdiction; Consent to Service of Process.
(a)This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
(b)Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby and agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.
(c)Each of the parties hereto hereby consents to process being served by any party to this Agreement in any Legal Proceeding by the delivery of a copy thereof in accordance with the provisions of Section 11.
12.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, STATUTE OR OTHERWISE) BROUGHT BY OR AGAINST IT THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT).

13.Assignment. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. No assignment of this Agreement may be made by any party hereto at any time, whether or not by operation of law, without the written consent of the Founder, the Company, Merger Sub and

Parent; provided, however, that Parent and Merger Sub may assign any of their respective rights or delegate any of their respective duties under this Agreement to any Affiliate of Parent or Merger Sub, as applicable; provided further, that such assignment shall not release Parent or Merger Sub from its obligations under this Agreement; and provided further, that no such assignment or delegation shall expand the scope, duration, or geographic reach of the Founder’s obligations under this Agreement.
14.Third-Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement.
15.Headings. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the context requires. The word “including” shall be read as “including but not limited to” and otherwise shall be considered illustrative and non-limiting. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties hereto acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement.
16.Counterparts; Construction. This Agreement may be executed in two (2) or more counterparts (including by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. This Agreement, together with the Letter of Transmittal delivered by the Founder, and any employment agreement between the Founder and the Parent, its Affiliates or Subsidiaries, sets forth the entire understanding with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings with respect thereto, written or oral. The use of the singular or plural or masculine, feminine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be. When used in this Agreement, the word “including” or any variation thereof shall mean (unless the context of its usage otherwise requires) “including, without limitation.” To the extent of any inconsistency or conflict between this Agreement and the Merger Agreement, the terms of the Merger Agreement shall govern.
[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

THE VITA COCO COMPANY, INC.

By:
Name: Martin Roper
Title: Chief Executive Officer

PINKCO INC.

By:
Name: Michael Kirban
Title: President

COPRA, INC.

By:
Name:
Title:

[Signature Page to Restrictive Covenant & Joinder Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

FOUNDER:

________________________________
Name: [●]

Address

________________________________

________________________________

FOUNDER ENTITY:

________________________________
Name: [●]
Title: [●]

Address

________________________________

________________________________

[Signature Page to Restrictive Covenant & Joinder Agreement]